Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson

President and Chief Executive Officer

(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES
QUARTERLY DIVIDEND

Rockland, MA (September 17, 2009) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.18 per share dividend which will be payable on October 9, 2009, to stockholders of record as of the close of business on September 28, 2009.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, currently has approximately $4.5 billion in assets. Rockland Trust provides a wide range of consumer, business, investment, and insurance products and services. Rockland Trust Company is a full-service community bank serving Eastern Massachusetts, Cape Cod, and Rhode Island. Rockland Trust lives by four key promises: a commitment to providing superior customer service, strengthening communities, investing in employees’ success, and meeting shareholders’ expectations. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, please visit www.RocklandTrust.com.

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